Exhibit 99.1

Atlantic Power Agrees to be Acquired by I Squared Capital

•	Common shareholders to receive US$3.03 per share in cash, representing a 48% premium to the 30-day volume weighted average price per common share on the NYSE

•	Convertible debentures to be converted to common shares, including a make whole premium; following conversion, debenture holders will receive US$3.03 per share in cash

•	Preferred shareholders and medium term noteholders to receive cash representing meaningful premiums to recent trading prices

DEDHAM, Mass., January 14, 2021 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power”), an independent power producer with operations in eleven U.S. states and two Canadian provinces, today announced that it has entered into a definitive agreement with I Squared Capital, a leading global infrastructure investor, under which the company’s outstanding common shares and convertible debentures, and the outstanding preferred shares and medium term notes of certain of its subsidiaries, will be acquired. The total enterprise value of the deal is approximately US$961 million (based on current foreign exchange rates) and the transaction was unanimously approved by Atlantic Power’s board of directors.

“We are pleased to announce this transaction with I Squared Capital. The independent directors of the Board, with the assistance of our financial and legal advisors, carefully analyzed I Squared Capital’s offer, and after extensive negotiation and thorough consideration, concluded that the agreement is in the best interests of Atlantic Power,” said Kevin T. Howell, Chairman of Atlantic Power’s Board of Directors.

“The all-cash price of US$3.03 per common share represents a significant premium to our recent trading levels,” said James J. Moore, Jr., President and Chief Executive Officer of Atlantic Power. “As our fellow shareholders know, the future value of our shares is highly dependent on power prices and re-contracting outcomes for several major Power Purchase Agreements that are expiring in the next three to five years. The acquisition of our shares for cash would remove this uncertainty for investors and provide immediate and significant cash value. We have carefully considered the offer and we encourage our fellow shareholders to join management and the Board in voting to approve this transaction.”

“The agreement also provides for the acquisition of our other public securities for cash, delivering a positive outcome for all of our security holders. Completion of this transaction is conditioned upon the approval of these holders, as well as other required approvals, which are discussed in this press release,” continued Mr. Moore. “I Squared Capital is a strong financial organization whose leaders have significant experience in the power sector. Thomas Lefebvre and his team have been resilient and resourceful in putting together this transaction, which we believe is an excellent opportunity for the security holders and employees of Atlantic Power.”

“We are excited to partner with Jim Moore and the management team, who have made great progress over the past several years in improving the company’s balance sheet and leverage ratio while addressing operational challenges,” stated Thomas Lefebvre, Partner at I Squared Capital. “Atlantic Power has an attractive portfolio of assets that I Squared Capital is well positioned to manage and we look forward to working together.”

Transaction Highlights

•	Common shareholders of Atlantic Power will receive US$3.03 per common share in cash, representing a 48% premium to the 30-day volume weighted average price per common share on the New York Stock Exchange for the period ending January 14, 2021.

•	Atlantic Power’s 6.00% Series E Convertible Unsecured Subordinated Debentures due January 31, 2025 will be converted into common shares of Atlantic Power immediately prior to the closing of the transaction based on the conversion ratio in effect at such time (including the “make whole premium shares” issuable under the terms of the trust indenture for the convertible debentures following a cash change of control). Holders of the convertible debentures will receive US$3.03 per common share held following the conversion of the convertible debentures, plus accrued and unpaid interest on the convertible debentures up to, but excluding, the closing date of the transaction.

•	Atlantic Power Preferred Equity Ltd.’s (“APPEL”) cumulative redeemable preferred shares, Series 1, cumulative rate reset preferred shares, Series 2, and cumulative floating rate preferred shares, Series 3, will be redeemed for Cdn$22.00 per preferred share in cash, representing meaningful premiums to the recent trading prices of such shares on the Toronto Stock Exchange.

•	Atlantic Power Limited Partnership’s (“APLP”) 5.95% medium term notes due June 23, 2036 will be redeemed for consideration equal to 106.071% of the principal amount of medium term notes held as of the closing of the transaction, plus accrued and unpaid interest on the medium term notes up to, but excluding, the closing date of the transaction. Holders of medium term notes that deliver a written consent to the proposed amendments to the trust indenture governing the medium term notes (as described below) will also be entitled to a consent fee equal to 0.25% of the principal amount of medium term notes held by such holders, conditional on closing of the transaction.

The acquisition of Atlantic Power’s outstanding common shares and the redemption of the outstanding preferred shares of APPEL will be completed by way of a plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). In connection with the Arrangement, Atlantic Power’s shareholder rights plan will be terminated and all rights to purchase Atlantic Power’s common shares issued pursuant to the shareholder rights plan will be cancelled.

Recommendation of the Board and the Special Committee

The board of directors of Atlantic Power (the “Board”), after consultation with financial and legal advisors, and based on the unanimous recommendation of a special committee of the Board (the “Special Committee”) comprised entirely of independent directors, has unanimously approved the Arrangement and determined that the Arrangement is in the best interests of Atlantic Power, and recommends that Atlantic Power’s common shareholders vote in favor of the Arrangement. The board of directors of APPEL has similarly unanimously approved the Arrangement and determined that the Arrangement (together with a proposed continuance of APPEL under the laws of British Columbia) is in the best interests of APPEL and recommends that the preferred shareholders of APPEL vote in favor of the Arrangement and the proposed continuance.

The Board, after consultation with financial and legal advisors, and based on the unanimous recommendation of the Special Committee, has also unanimously determined that the mandatory conversion of Atlantic Power’s convertible debentures in accordance with the terms set out in the Arrangement Agreement (the “Arrangement Agreement”) is in the best interests of Atlantic Power and recommends that holders of the convertible debentures vote in favor of an amendment to the trust indenture governing the convertible debentures to provide for their mandatory conversion on closing of the Arrangement into common shares of Atlantic Power based on the conversion ratio in effect at such time under the terms of the trust indenture (including the “make whole premium shares” issuable under the terms of the trust indenture following a cash change of control).

In addition, the board of directors of the general partner of APLP, after consulting with financial and legal advisors, has unanimously determined that the mandatory redemption of its 5.95% medium term notes due June 23, 2036 in accordance with the terms set out in the Arrangement Agreement is in the best interests of APLP and recommends that holders of the medium term notes vote in favor of an amendment to the trust indenture governing the medium term notes to provide for such mandatory redemption on closing of the Arrangement for consideration equal to 106.071% of the principal amount of the medium term notes held plus accrued and unpaid interest thereon up to, but excluding, the closing date of the transaction. Holders of medium term notes that deliver a written consent to the proposed amendments to the trust indenture governing the medium term notes will also be entitled to a consent fee equal to 0.25% of the principal amount of medium term notes held by such holders, conditional on closing of the transaction.

Blair Franklin Capital Partners Inc. has provided the Special Committee and the Board, and the board of directors of APPEL, with its opinions that, as of the date of the opinions, and subject to the factors, assumptions, limitations and qualifications on which such opinions are based, the consideration to be paid to holders of Atlantic Power’s common shares and convertible debentures, and the preferred shares of APPEL (in each case other than I Squared Capital and its affiliates), is fair, from a financial point of view, to such holders. Each of the directors and executive officers of Atlantic Power has entered into a support agreement to vote their common shares and preferred shares, if any, in support of the Arrangement, and to vote their convertible debentures and medium term notes, if any, in support of the amendments to the trust indentures governing the convertible debentures and the medium term notes, as applicable.

The Arrangement Agreement

The Arrangement Agreement, entered into with affiliates of infrastructure funds managed by I Squared Capital (the “Purchasers”) provides that the transaction (the “Transaction”) is subject to a number of closing conditions, including court approval of the Arrangement, regulatory approvals (including under the Competition Act (Canada) and the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Communications Act of 1934, as amended, and the Federal Power Act, as amended), as well as the receipt of certain third-party consents.

The Transaction is also conditional on the approval of two-thirds of the votes cast by holders of Atlantic Power’s common shares voting in person or by proxy at a special meeting of Atlantic Power’s common shareholders and the approval of two-thirds of the votes cast by holders of APPEL’s preferred shares (voting as a single class) in person or by proxy at a meeting of APPEL’s preferred shareholders in respect of both the Arrangement and the proposed continuance of APPEL under the laws of British Columbia.

In addition, the Transaction is conditional upon the approval of the holders of the convertible debentures and the medium term notes, respectively (in each case either by way of votes of the holders of the convertible debentures and the medium term notes holding at least two-thirds of the principal amount of the convertible debentures and the medium term notes, respectively, voted in person or by proxy at separate meetings of the holders of the convertible debentures and the medium term notes or by way of separate written consents of the holders of the convertible debentures and the medium term notes holding not less than two-thirds of the principal amount of convertible debentures and medium term notes outstanding, as applicable), of certain amendments to the trust indentures governing such securities, as described above. Atlantic Power and APLP will seek the approval of the holders of the convertible debentures and medium term notes by way of separate meetings and/or consent solicitations.

A bondholder representing approximately 66% of the principal amount of medium term notes and approximately 19% of the principal amount of convertible debentures outstanding, has agreed to vote in favor of or otherwise consent to amendments to the trust indentures governing those securities.

The Arrangement Agreement is subject to customary non-solicitation provisions, including Atlantic Power’s right to consider and accept unsolicited superior proposals in certain circumstances, subject to a right to match in favor of the Purchasers. A termination fee of US$12.5 million will be payable by Atlantic Power to the Purchasers should the Transaction not close under certain circumstances, including if the Arrangement is not completed as a result of Atlantic Power accepting an unsolicited superior proposal. A reverse termination fee of US$15 million will be payable by the Purchasers to Atlantic Power should the Transaction not close as a result of an uncured breach by the Purchasers of the Arrangement Agreement (provided Atlantic Power is not then in breach of the Arrangement Agreement).

Further information regarding the Transaction, including without limitation information regarding the Arrangement, the amendments to the trust indentures of the convertible debentures and the medium term notes, the terms and conditions of the 0.25% consent fee in respect of the medium term notes, copies of the fairness opinions and the various factors considered by the Board, the board of directors of APPEL and the board of directors of the general partner of APLP will be included in Atlantic Power’s management information circular and proxy statement, which will be mailed to Atlantic Power’s shareholders and APPEL’s preferred shareholders, and the management information circulars and/or consent solicitation documents to be mailed to Atlantic Power’s convertible debenture holders and APLP’s medium term noteholders. Copies of the Arrangement Agreement and the management information circulars will be available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov, or through Atlantic Power’s website at www.atlanticpower.com.

Following closing of the Transaction, the common shares of Atlantic Power will be delisted from the TSX and the NYSE and the preferred shares and convertible debentures will be delisted from the TSX. The parties currently expect to close the Transaction in the second quarter of 2021.

Financial and Legal Advisors

Goldman Sachs & Co. LLC is acting as lead financial advisor to the Special Committee. Blair Franklin Capital Partners Inc. is acting as financial advisor to the Special Committee, the Board and the board of directors of APPEL and has provided its fairness opinions on a fixed-fee basis. Cleary Gottlieb Steen & Hamilton LLP is acting as U.S. legal counsel to the Special Committee and Atlantic Power, and Goodmans LLP is acting as Canadian legal counsel to the Special Committee and Atlantic Power. Kingsdale Advisors is acting as strategic shareholder advisor and proxy solicitation agent to Atlantic Power.

RBC Capital Markets is acting as financial advisor and arranging financing in support of the deal for I Squared Capital. Sidley Austin LLP is acting as U.S. legal counsel to I Squared Capital, and Stikeman Elliott LLP is acting as Canadian legal counsel to I Squared Capital.

Investor Conference Call and Webcast

Atlantic Power’s management team will host a telephone conference call and webcast to discuss this announcement on Friday, January 15, 2021 at 8:00 AM ET. An accompanying presentation will be available on the Conference Calls page of Atlantic Power’s website prior to the call.

Phone Numbers:

U.S. (Toll Free): +1 (855) 239-3193

Canada (Toll Free): +1 (855) 669-9657

International (Toll): +1 (412) 542-4129

Conference Access: Please request access to the Atlantic Power conference call.

Webcast: The call will be broadcast over Atlantic Power’s website at www.atlanticpower.com.

Replay: Access conference call number 10151644 at the following telephone numbers:

U.S. (Toll Free): +1 (877) 344-7529

Canada (Toll Free): +1 (855) 669-9658

International (Toll): +1 (412) 317-0088

The replay will be available one hour after the end of the conference call through February 15, 2021 at 11:59 PM ET.

About Atlantic Power

Atlantic Power is an independent power producer that owns power generation assets in eleven states in the United States and two provinces in Canada. Atlantic Power’s generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long term PPAs that have expiration dates ranging from 2021 to 2043. The company seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). Approximately 75% of the projects in operation are 100% owned and directly operated and maintained by Atlantic Power. The company has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

Atlantic Power’s shares trade on the NYSE under the symbol AT and on the TSX under the symbol ATP. For more information, please visit Atlantic Power’s website at www.atlanticpower.com.

Copies of Atlantic Power’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on Atlantic Power’s website.

About I Squared Capital

I Squared Capital is an independent global infrastructure investment manager focusing on energy, utilities, digital infrastructure, transport and social infrastructure in the Americas, Europe and Asia. Headquartered in Miami, the firm has over $24 billion in assets under management and offices in Hong Kong, London, New Delhi, New York and Singapore.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute forward-looking statements, which reflect the expectations of Atlantic Power’s management regarding the future growth, results of operations, performance and business prospects and opportunities of Atlantic Power and its projects and the Transaction. These statements, which are based on certain assumptions and describe Atlantic Power’s future plans, strategies and expectations, can generally be identified by the use of the words “plans”, “expects”, “does not expect”, “is expected”, “budget”, “estimates”, “forecasts”, “targets”, “intends”, “anticipates” or “does not anticipate”, “believes”, “outlook”, “objective”, or “continue”, or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Examples of such statements in this press release include, but are not limited to, statements with respect to the following:

•	the anticipated benefits of the Transaction to the parties, Atlantic Power’s shareholders and convertible debenture holders, APPEL’s preferred shareholders and the holders of medium term notes of APLP;

•	the anticipated receipt of required regulatory, court and securityholder approvals for the Transaction;

•	the receipt of third-party consents necessary to satisfy closing conditions to the Transaction;

•	the ability of the parties to satisfy the other conditions to, and to complete, the Transaction;

•	Atlantic Power’s intention to hold meetings of its shareholders and convertible debenture holders, APPEL’s intention to hold a meeting of APPEL’s preferred shareholders and APLP’s intention to hold a meeting of the medium term noteholders;

•	the mailing of the management information circular and proxy statement and/or consent solicitation documents; and

•	the anticipated timing of the closing of the Transaction.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Risks and uncertainties inherent in the nature of the Transaction include, without limitation, the failure of Atlantic Power, APLP, APPEL and I Squared Capital to obtain necessary securityholder, regulatory and court approvals, including those noted above, obtain third-party consents, or to otherwise satisfy the conditions to the completion of the Transaction, in a timely manner, or at all, failure to realize the expected benefits of the Transaction and general economic conditions. Failure to so obtain required approvals or consents, or the failure of the parties to otherwise satisfy the conditions to or complete the Transaction, may result in the Transaction not being completed on the proposed terms, or at all. Please also refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in Atlantic Power’s periodic reports as filed with the SEC from time to time for a detailed discussion of the risks and uncertainties affecting Atlantic Power. The anticipated dates provided may change for a number of reasons, including unforeseen delays in preparing securityholder meeting or consent solicitation materials, the inability to secure necessary securityholder, regulatory, court or other third-party approvals or consents in the time assumed, delays resulting from the impact of the COVID-19 pandemic, or the need for additional time to satisfy the other conditions to the completion of the Transaction. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, Atlantic Power assumes no obligation to update or revise them to reflect new events or circumstances.

Additional Information about the Arrangement and Where to Find It

This news release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This release is being made in respect of the Transaction involving Atlantic Power, APPEL and I Squared Capital pursuant to the terms of the Arrangement Agreement by and among Atlantic Power, APPEL and I Squared Capital and may be deemed to be soliciting material relating to the Transaction. In connection with the Transaction, Atlantic Power will file a management information circular and proxy statement relating to a special meeting of its common shareholders with the SEC and Canadian Securities Administrators. Additionally, Atlantic Power will file other relevant materials in connection with the Transaction with the SEC. Securityholders of Atlantic Power are urged to read the management information circular and proxy statement regarding the Transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the Transaction because they will contain important information about the Transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to Atlantic Power’s common shareholders. Securityholders of Atlantic Power will be able to obtain a copy of the management information circular and proxy statement, and the filings with the SEC and Canadian Securities Administrators that will be incorporated by reference into the proxy statement as well as other filings containing information about the Transaction and the parties to the Arrangement Agreement made by Atlantic Power with the SEC and Canadian Securities Administrators free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Atlantic Power’s website at www.atlanticpower.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this press release. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Atlantic Power and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Atlantic Power’s common shares in respect of the Transaction. Information about Atlantic Power’s directors and executive officers is set forth in the proxy statement and proxy circular for Atlantic Power’s 2020 Annual General Meeting of Shareholders, which was filed with the SEC and Canadian Securities Administrators on April 28, 2020. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the Transaction when it becomes available.

Contacts:

For Atlantic Power
Atlantic Power Corporation
Investor Relations
+1 (617) 977-2700
info@atlanticpower.com

For I Squared Capital
Andreas Moon, Managing Director and Head of Investor Relations
andreas.moon@isquaredcapital.com
+1 (786) 693-5739